EXHIBIT 99.1

Contact:	Todd Flowers
Investor Relations (502) 596-6569

KINDRED HEALTHCARE REPORTS THIRD QUARTER 2017 RESULTS

Consolidated Revenues of $1.48 Billion, GAAP Loss from Continuing Operations of $18 Million(1), GAAP Diluted Loss Per Share from Continuing Operations of $0.33(1), EBITDAR of $141 Million(2) and EBITDA of $66 Million(3) in the Third Quarter

Results Reflect After-Tax Costs of $19 Million Primarily Related to Restructuring Charges of $11 Million and a Non-Cash Deferred Tax Asset Valuation Allowance of $7 Million

GAAP and Core Results Include Negative Pretax Earnings Impact of $16 Million from Hurricanes and $3 Million from LTAC Hospital Closures and Diluted EPS Impact of $0.11 from Hurricanes and $0.02 from LTAC Closures

Core EBITDAR of $157 Million(4), Core EBITDA of $84 Million(4) and Core Diluted Loss Per Share from Continuing Operations of $0.11(4) in the Third Quarter

Third Quarter GAAP Operating Cash Flows of $8 Million(4), Core Operating Cash Flows of $30 Million(4) and Core Free Cash Flows of $3 Million(4)

Company Generated $281 Million of Cash Primarily from Restructuring Certain Funding Mechanisms for Insurance Programs; Proceeds Utilized to Reduce Financial Leverage(5)

Company Updates Outlook for 2018

LOUISVILLE, Ky. (November 6, 2017) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the third quarter ended September 30, 2017.

Benjamin A. Breier, President and Chief Executive Officer of the Company, commented, “We are pleased to report third quarter results ahead of expectations. We made good progress during the quarter on each of our ongoing key initiatives, including our plan to fully exit the skilled nursing facility business and our continuing efforts to mitigate the impact of long-term acute care (“LTAC”) patient criteria. The third quarter also presented unexpected challenges for our business, including two major hurricanes that impacted Florida and Houston, Texas. Thanks to the talented and dedicated teammates across our organization, Kindred delivered solid operating results, when adjusted for the one-time impact of Hurricanes Irma and Harvey (the “Hurricanes”) and LTAC closure costs incurred during the quarter. The GAAP and Core pretax earnings impact of the Hurricanes for the quarter was $16 million, which primarily affected both Segment adjusted operating income and Core EBITDAR of the Hospital and Kindred at Home Divisions by approximately $10 million and $5 million, respectively.”

In addressing recent Home Health regulatory activity, Mr. Breier commented, “We are pleased the Centers for Medicare and Medicaid Services (“CMS”) decided last week not to finalize the proposed Home Health Groupings Model in order to further engage stakeholders in developing a system that shifts the focus from volume of services to a more patient-centered model. We commend CMS for considering the unanimous voice of patient advocates, the home health provider community, and bipartisan Congressional leaders and for continuing an open dialogue with stakeholders regarding system design. Kindred looks forward to ongoing engagement and collaboration with CMS and Congress to develop a reformed model that strikes the right balance in promoting high quality home healthcare in a fiscally responsible manner.”

(1)	Results reflect after-tax costs of $19.4 million or $0.22 per diluted share related to restructuring, deferred tax asset valuation allowance, litigation and the favorable settlement of a RehabCare collection litigation.
(2)	Results reflect pretax costs of $16.1 million related to restructuring, litigation and the favorable settlement of a RehabCare collection litigation. As used herein, “EBITDAR” means earnings before interest, income taxes, depreciation, amortization and total rent. See reconciliation of generally accepted accounting principles (“GAAP”) results to non-GAAP results beginning on page 15. The Company will not provide consolidated EBITDAR in future earnings releases.
(3)	Results reflect pretax costs of $18.3 million related to restructuring, litigation and the favorable settlement of a RehabCare collection litigation. As used herein, “EBITDA” means earnings before interest, income taxes, depreciation and amortization. See reconciliation of GAAP results to non-GAAP results beginning on page 15.
(4)	See reconciliation of GAAP results to non-GAAP results beginning on page 15. During the first quarter of 2017, the Company revised its definition of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 15 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.
(5)	This amount includes a $30 million distribution the Company received from its wholly owned captive insurance subsidiary in the third quarter of 2017, with the majority of proceeds and corresponding leverage reduction completed in October 2017. For further information on this distribution and subsequent insurance restructuring, see page 4.

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680 South Fourth Street Louisville, Kentucky 40202

502.596.7300 www.kindredhealthcare.com

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

Mr. Breier continued, “Regarding the skilled nursing facility business, we have completed the sale and transition of operations to new operators for 68 of the 89 skilled nursing facilities and four of the seven assisted living facilities. We expect that nearly all of the remaining facilities and operations will be divested by the end of 2017. Importantly, our RehabCare business has executed agreements with many of the new operators, resulting in the continuation of services to 45 sites of service; this is in line with expectations for our 2018 Outlook, and we anticipate signing additional contracts for a portion of the facilities yet to transition. We continue to believe that the sale of our skilled nursing facility business will significantly enhance shareholder value, enable us to sharpen our focus on higher margin and faster growing businesses, and further advance our efforts to transform Kindred.”

Mr. Breier added, “The success of our ongoing LTAC patient criteria mitigation strategy resulted in our Hospital Division delivering operating results that were largely in line with expectations. LTAC compliant revenue increased to 89% from 88% in the second quarter. Managed care and commercial volumes increased 5.1% for the third quarter of 2017 on a same-hospital basis as compared to the prior year period.”

Mr. Breier concluded, “Kindred’s Hospital Division continued to execute on its portfolio optimization initiative by closing five LTAC hospitals since the end of last quarter, including one that will be converted to an inpatient rehabilitation facility (“IRF”) joint venture. We expect to further optimize our LTAC portfolio with additional closures, consolidations and IRF conversions over the coming quarters.”

All financial and statistical information included in this earnings release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated. As previously disclosed, while the operating results, direct overhead, losses associated with the skilled nursing facility business divestiture and elimination of intercompany profits for certain applicable RehabCare contracts are classified as discontinued operations, they do not include any allocations of indirect overhead related to the skilled nursing facility business. In the third quarter of 2017, the Company reclassified from discontinued operations to continuing operations for all periods presented historical intercompany profits from certain RehabCare contracts that were retained with new operators of divested skilled nursing facilities. The impact of the retained contracts to third quarter 2017 loss from continuing operations before income taxes, Core EBITDAR and Core EBITDA was $2.0 million.

Based on recent discussions with the staff of the Securities and Exchange Commission (the “SEC”), and consistent with similar actions by other companies, the Company will discontinue the use of consolidated EBITDAR as a performance measure and replace it with consolidated EBITDA when reporting its historical results and 2018 Outlook beginning in the fourth quarter of 2017. In order to assist investors with the transition, the Company is presenting in this earnings release both historical consolidated EBITDAR and EBITDA as well as its 2018 Outlook for these measures. The Company will not provide consolidated EBITDAR in future earnings releases. The Company will continue to report Segment adjusted operating income (loss), which is the performance measure used by the Company’s chief operating decision makers in accordance with “Accounting Standard Codification 280 – Segment Reporting,” and Core EBITDAR by segment.(1)

Third Quarter Consolidated Results(1):

•	Consolidated revenues were $1.48 billion, a 5.5% year-over-year decrease, primarily attributable to the impact of the transition to LTAC patient criteria and the sale or closure of 21 LTAC hospitals since the third quarter of 2016. GAAP loss from continuing operations was $18.4 million compared to a loss of $649.2 million in the same period a year ago. The reduction in the loss was primarily due to a $359.1 million decrease in the deferred tax asset valuation allowance, a $243.8 million decrease in impairment charges and a $39.1 million decrease related to restructuring charges, all partially offset by the impact of the Hurricanes, LTAC patient criteria and the sale or closure of the 21 LTAC hospitals noted above. Core EBITDAR declined to $156.9 million compared to $185.6 million and Core EBITDA declined to $83.9 million compared to $109.0 million in the same period of 2016, both primarily due to the impact of the Hurricanes, LTAC patient criteria and the sale or closure of the 21 LTAC hospitals noted above.

•	GAAP operating cash flows were $8.5 million compared to $36.4 million for the same period a year ago. Core operating cash flows were $29.8 million compared to $29.5 million for the same period a year ago. Core free cash flows were $3.3 million compared to $2.9 million in the same period a year ago. GAAP operating cash flows declined

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 15. The Company defines Segment adjusted operating income (loss) as EBITDAR for each of the Company’s operating segments, excluding litigation contingency expense, impairment charges, restructuring charges, transaction costs and the allocation of support center overhead. During the first quarter of 2017, the Company revised its definition of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 15 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

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Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

Third Quarter Consolidated Results(1)(Continued):

compared to the prior year period due to severance, retention and transactions costs associated with the skilled nursing facility business divestiture, approximately $20 million from temporary billing delays and $16 million decline in operating results both associated with the Hurricanes. Core operating cash flows and Core free cash flows increased slightly compared to the prior year period despite the temporary billing delays and operating declines from the Hurricanes.

•	GAAP diluted loss per share from continuing operations was $0.33 as compared to GAAP diluted loss per share from continuing operations of $7.58 a year ago. Both GAAP and Core diluted loss per share include a $0.11 per diluted share negative impact from the Hurricanes. The reduction in the GAAP diluted loss per share was primarily due to a decrease in deferred tax asset valuation allowance, impairment charges and restructuring charges, partially offset by the impact of the Hurricanes, LTAC patient criteria and the sale or closure of the 21 LTAC hospitals noted above. Core diluted loss per share from continuing operations was $0.11, as compared to Core diluted earnings per share (“EPS”) of $0.05 for the same period last year. Besides the impact of the Hurricanes, the decline in Core diluted EPS was primarily attributable to LTAC patient criteria.

Third Quarter Segment Results(1)(2)(3):

Our Kindred at Home Division recorded third quarter revenues that increased 0.6% over the prior year period to $642.1 million. The Hurricanes negatively impacted division revenue by $4.7 million and Segment adjusted operating income by $4.8 million. On a same-store basis, home health admissions increased 0.9% while same-store hospice admissions declined 4.3% over the prior year period. Segment adjusted operating income and Core EBITDAR both decreased 4.9% to $101.2 million for the third quarter of 2017 as compared to the prior year period as a result of the Hurricanes and patient mix shift in home health from Medicare to managed care and commercial patients. Home health direct labor costs per visit declined 3.7% and hospice direct labor costs per patient day declined 0.6% in the third quarter of 2017 both as compared to the third quarter of 2016.

Kindred’s Hospital Division third quarter revenues declined 14.6% to $503.1 million from $588.9 million in the prior year period primarily due to the elimination of approximately $70 million of revenue related to the sale or closure of 21 LTAC hospitals since the third quarter of 2016, the impact of LTAC patient criteria and a 5.2% decline in same-hospital admissions compared to last year. The Hurricanes negatively impacted division revenue by $2.8 million and Segment adjusted operating income by $9.9 million. For the third quarter of 2017, approximately 89% (92% excluding Texas LTAC hospitals) of same- hospital revenue came from LTAC compliant patients, which include all patients except Medicare site neutral patients, an increase from approximately 88% (92% excluding Texas LTAC hospitals) in the second quarter of 2017. Same-hospital managed care and commercial volumes increased 5.1% in the third quarter of 2017 compared to the prior year period. Segment adjusted operating income and Core EBITDAR for the third quarter both declined to $61.5 million compared to $83.9 million for both Segment adjusted operating income and Core EBITDAR a year ago. The declines were primarily due to the impact of LTAC patient criteria, the Hurricanes, increases in labor and other costs and the elimination of approximately $4 million of Segment adjusted operating income and Core EBITDAR related to the sale or closure of the 21 LTAC hospitals noted above.

Kindred Rehabilitation Services third quarter revenues declined by 2.1% to $352.7 million as compared to $360.3 million in the prior year period, primarily due to operating fewer sites of service in RehabCare. The Hurricanes negatively impacted division revenue by $0.6 million and Segment adjusted operating income by $1.1 million. Segment adjusted operating income increased to $56.8 million as compared to $56.5 million in the prior year period. Core EBITDAR decreased to $54.5 million as compared to $56.5 million in the prior year period. The Kindred Hospital Rehabilitation Services (“KHRS”) segment achieved revenue growth of 2.0% to $173.6 million from $170.3 million a year ago due primarily to IRF revenues increasing 6.2% to $96.7 million as compared to $91.0 million in the prior year primarily due to IRF development and a 3.7% increase in revenue per discharge. KHRS Segment adjusted operating income and Core EBITDAR both declined to $49.2 million, a decrease of 1.2% compared to the same period a year ago, primarily as a result of contract losses from closed affiliated LTAC hospitals and the Hurricanes. The IRFs contributed $32.8 million to KHRS Segment adjusted operating income, a 3.6% increase over prior year, including a $0.4 million impact from the Hurricanes. RehabCare revenues declined 5.7% to $179.1 million for the third quarter of 2017, primarily due to operating fewer sites of service. RehabCare Segment adjusted operating income increased to $7.6 million

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 15. During the first quarter of 2017, the Company revised its definition of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 15 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.
(2)	See same-hospital and full segment data on pages 10 through 14.
(3)	For each of the Company’s segments, Segment adjusted operating income (loss) is a measure of performance used by the Company’s chief operating decision makers in accordance with “Accounting Standard Codification 280 – Segment Reporting.” The Company defines Segment adjusted operating income (loss) as EBITDAR for each of the Company’s operating segments, excluding litigation contingency expense, impairment charges, restructuring charges, transaction costs, and the allocation of support center overhead.

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Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

Third Quarter Segment Results(1)(Continued):

compared to $6.7 million in the prior year period, primarily due to the favorable settlement of collection litigation. RehabCare Core EBITDAR declined 20.2% to $5.4 million, primarily due to operating fewer sites of service and wage rate pressure.

Discontinued Operations – Loss on Divestiture of Skilled Nursing Facility Business

During the third quarter of 2017, the Company recorded $51.3 million of pretax charges related to the planned divestiture of its skilled nursing facility business, including a loss of $17.9 million related to certain skilled nursing facilities subject to sale- leaseback accounting provisions, $2.7 million of lease termination costs, $23.8 million of transaction costs and $6.9 million of retention costs.

Insurance Program Distributions and Restructuring

In the third quarter of 2017, as a result of improved underwriting results from the Company’s wholly owned captive insurance subsidiary, Cornerstone Insurance Company (“Cornerstone”), the Company received a distribution of $30 million (the “September Distribution”). The September Distribution was used to repay a portion of the Company’s outstanding $900 million asset-based loan revolving credit facility (“ABL”), which had $156 million outstanding as of September 30, 2017, and did not have any impact on earnings or operating cash flows in the third quarter of 2017.

In October, in connection with the review of its insurance programs as part of the skilled nursing facility business exit, the Company restructured the funding mechanisms and certain other elements of its insurance programs. With respect to its workers compensation program, approximately $115 million of restricted cash collateral deposits were replaced with letters of credit and approximately $21 million of other cash deposits were released. In addition, certain funding mechanisms associated with the Company’s professional liability insurance and reinsurance agreements were modified such that approximately $106 million of cash deposits maintained at Cornerstone and $4 million of other cash deposits were released to the parent company. In both cases, no changes were made to the financial risk transfer aspects of the Company’s insurance arrangements with third parties. Also in October, as a result of further improvement in Cornerstone’s underwriting results, the Company received an additional distribution of $5 million from Cornerstone (the “October Distribution”). In aggregate, the approximately $281 million generated from the October insurance restructuring, the September Distribution and the October Distribution was used to repay in its entirety the Company’s ABL balance and to increase cash reserves. The Company expects that there will be additional cash savings from these activities over the duration of the fourth quarter that will offset approximately $11 million of estimated costs in the same period associated with the insurance restructuring.

Mr. Breier commented, “The successful restructuring of our insurance program allowed us to deliver in a significant and immediate way on our commitment to reduce our leverage. The $281 million of liberated funds represents more than half of our 2018 Outlook for EBITDA and nearly two years of projected core free cash flows. We intend to continue to explore other initiatives to delever by reducing our funded debt and growing EBITDA.”

2018 Outlook(2)

All forward-looking non-GAAP financial measures used to provide the “2018 Outlook” are provided only on a non- GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. As a result, reconciliation of the forward-looking non-GAAP financial measures to GAAP financial measures is not available without unreasonable effort and the Company is unable to assess the probable significance of the unavailable information.

The Company’s 2018 Outlook does not take into account the effect of any reimbursement changes, any further acquisitions or divestitures, and any further issuances or repurchases of common stock.

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 15. During the first quarter of 2017, the Company revised its definition of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 15 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.
(2)	See Forward-Looking Statements beginning on page 15.

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Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

2018 Outlook(1)(Continued):

Stephen D. Farber, Executive Vice President and Chief Financial Officer of Kindred, commented, “As we have previously discussed, given the complexity and uncertain timing of several items over the remainder of the year, the Company is not providing a 2017 outlook but is instead focusing investors on its 2018 Outlook, which reflects the Company’s successful restructuring and repositioning activities in 2017. We are also expanding our 2018 Outlook to incorporate ranges for key items with this release.”

For the 2018 Outlook, Kindred anticipates:

•	Annual revenues of $6.2 billion, with a range of $6.1 billion to $6.3 billion;
•	Core EBITDAR of $815 million, with a range of $800 million to $830 million(2);
•	Core EBITDA of $515 million, with a range of $500 million to $530 million; and
•	Core diluted EPS from continuing operations of $0.75, with a range of $0.65 to $0.85.

In determining these items, Kindred utilized the following 2018 estimates:

•	Total rent expense of approximately $295 million to $300 million;
•	Depreciation and amortization expense of approximately $100 million;
•	Interest expense of approximately $235 million to $240 million, including $17 million of amortization of deferred financing fees;
•	Noncontrolling interest expense of approximately $45 million to $50 million;
•	An effective book tax rate of approximately 35%;
•	Weighted average shares outstanding of approximately 90.0 million;
•	Routine capital expenditures of approximately $60 million; and
•	Available tax net operating loss (“NOLs”) as of January 1, 2018 of $550 million to $600 million.

Cash Flow(1)

Mr. Farber commented, “We expect the fourth quarter of 2017 to be our strongest core operating cash flow quarter of the year, and expect to end the year with excellent liquidity, leaving no outstanding borrowings under our $900 million ABL and a large unrestricted cash balance. In addition to the previously discussed successful efforts this year to restructure the Company’s funding of its insurance programs, we expect 2018 Core free cash flows from continuing operations plus tax-related cash flows from utilizing Kindred’s NOL carry forwards to approximate $175 million at the midpoint of an estimated range. We intend to apply this cash flow primarily to repay debt and expect our adjusted debt(3) to EBITDAR(4) leverage to approximate 5.5x by the end of 2018.”

Conference Call

As previously announced, investors and the general public may access a live webcast of the third quarter 2017 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on November 7 at 9:00 a.m. (Eastern Time).

A telephone replay of the conference call will become available at approximately 12:00 p.m. on November 7 by dialing (719) 457-0820, access code: 2677758. The phone replay will be available through November 17 and the online replay will be available through December 7.

Forward-Looking Statements and Non-GAAP Reconciliations

See page 15 for important disclosures regarding the Company’s forward-looking statements and the non-GAAP financial reconciliations that follow.

(1)	See Forward-Looking Statements beginning on page 15.
(2)	As previously discussed, after this earnings release, the Company will not provide consolidated EBITDAR in future earnings releases, including a 2018 Outlook for Core EBITDAR.
(3)	Adjusted debt includes current and long-term debt plus annual total rent expense multiplied by six less cash.
(4)	The Company will not provide consolidated EBITDAR in future earnings releases and will replace adjusted debt to EBITDAR leverage with debt to EBITDA leverage which excludes total rent expense multiplied by six in the numerator and includes total rent expense in the denominator.

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Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

About Kindred Healthcare

Kindred Healthcare, Inc., a top-105 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $6.1 billion(1). At September 30, 2017, Kindred’s continuing operations, through its subsidiaries, had approximately 86,400 employees providing healthcare services in 2,475 locations in 45 states, including 77 LTAC hospitals, 19 inpatient rehabilitation hospitals, 16 sub-acute units, 609 Kindred at Home home health, hospice and non-medical home care sites of service, 101 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,653 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for eight years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues from continuing operations for the last twelve months ended September 30, 2017.

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Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues	$1,477,141	$1,563,276	$4,550,841	$4,774,813

Salaries, wages and benefits	830,558	867,611	2,504,074	2,546,031
Supplies	73,344	85,469	231,229	263,679
Building rent	64,422	66,946	193,939	199,956
Equipment rent	8,537	9,911	26,285	31,280
Other operating expenses	155,949	167,453	496,934	500,787
General and administrative expenses	258,834	262,051	800,493	848,945
Other income	(638)	(341)	(2,895)	(2,679)
Litigation contingency expense	4,000	—	4,000	2,840
Impairment charges	—	297,276	136,303	311,195
Restructuring charges	16,500	81,463	31,556	84,213
Depreciation and amortization	24,808	32,995	80,279	99,747
Interest expense	61,146	59,856	181,275	175,398
Investment income	(705)	(1,797)	(3,442)	(2,519)

	1,496,755	1,928,893	4,680,030	5,058,873

Loss from continuing operations before income taxes	(19,614)	(365,617)	(129,189)	(284,060)
Provision (benefit) for income taxes	(1,225)	283,630	(15,107)	314,106

Loss from continuing operations	(18,389)	(649,247)	(114,082)	(598,166)
Discontinued operations, net of income taxes:
Loss from operations	(13,612)	(22,060)	(1,871)	(10,489)
Gain (loss) on divestiture of operations	(49,663)	—	(349,868)	179

Loss from discontinued operations	(63,275)	(22,060)	(351,739)	(10,310)

Net loss	(81,664)	(671,307)	(465,821)	(608,476)
Earnings attributable to noncontrolling interests:
Continuing operations	(10,960)	(9,574)	(32,234)	(26,272)
Discontinued operations	(3,162)	(4,732)	(12,597)	(14,075)

	(14,122)	(14,306)	(44,831)	(40,347)

Loss attributable to Kindred	$(95,786)	$(685,613)	$(510,652)	$(648,823)

Amounts attributable to Kindred stockholders:
Loss from continuing operations	$(29,349)	$(658,821)	$(146,316)	$(624,438)
Loss from discontinued operations	(66,437)	(26,792)	(364,336)	(24,385)

Net loss	$(95,786)	$(685,613)	$(510,652)	$(648,823)

Loss per common share:
Basic:
Loss from continuing operations	$(0.33)	$(7.58)	$(1.67)	$(7.20)
Discontinued operations:
Loss from operations	(0.19)	(0.31)	(0.17)	(0.28)
Gain (loss) on divestiture of operations	(0.57)	—	(4.00)	—

Loss from discontinued operations	(0.76)	(0.31)	(4.17)	(0.28)

Net loss	$(1.09)	$(7.89)	$(5.84)	$(7.48)

Diluted:
Loss from continuing operations	$(0.33)	$(7.58)	$(1.67)	$(7.20)
Discontinued operations:
Loss from operations	(0.19)	(0.31)	(0.17)	(0.28)
Gain (loss) on divestiture of operations	(0.57)	—	(4.00)	—

Loss from discontinued operations	(0.76)	(0.31)	(4.17)	(0.28)

Net loss	$(1.09)	$(7.89)	$(5.84)	$(7.48)

Shares used in computing loss per common share:
Basic	87,597	86,869	87,398	86,766
Diluted	87,597	86,869	87,398	86,766

Cash dividends declared and paid per common share	$—	$0.12	$0.12	$0.36

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$130,364	$137,061
Insurance subsidiary investments	98,079	108,966
Accounts receivable less allowance for loss	1,218,200	1,172,078
Inventories	21,491	22,438
Income taxes	4,983	10,067
Assets held for sale	79,051	289,450
Other	66,463	63,693

	1,618,631	1,803,753

Property and equipment	1,686,504	1,531,598
Accumulated depreciation	(956,644)	(912,978)

	729,860	618,620

Goodwill	2,424,831	2,427,074
Intangible assets less accumulated amortization	612,277	770,108
Insurance subsidiary investments	184,417	204,929
Other	301,735	288,240

Total assets	$5,871,751	$6,112,724

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$176,353	$203,925
Salaries, wages and other compensation	370,213	397,486
Due to third party payors	48,791	41,320
Professional liability risks	55,668	65,284
Accrued lease termination fees	109,113	5,224
Other accrued liabilities	264,957	264,512
Long-term debt due within one year	18,247	27,977

	1,043,342	1,005,728

Long-term debt	3,302,936	3,215,062
Professional liability risks	315,322	295,311
Deferred tax liabilities	182,065	201,808
Deferred credits and other liabilities	497,436	353,294

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 86,980 shares - September 30, 2017 and 85,166 shares - December 31, 2016	21,745	21,291
Capital in excess of par value	1,710,480	1,710,231
Accumulated other comprehensive income	2,929	1,573
Accumulated deficit	(1,431,196)	(920,544)

	303,958	812,551
Noncontrolling interests	226,692	228,970

Total equity	530,650	1,041,521

Total liabilities and equity	$5,871,751	$6,112,724

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(81,664)	$(671,307)	$(465,821)	$(608,476)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	22,696	34,914	79,001	103,306
Amortization of intangible assets	2,889	5,468	11,909	18,251
Amortization of stock-based compensation costs	5,329	3,015	13,316	13,058
Amortization of deferred financing costs	4,363	3,987	12,847	11,262
Payment of capitalized lender fees related to debt amendment	—	(42)	(5,403)	(7,375)
Provision for doubtful accounts	10,327	10,009	57,511	30,955
Deferred income taxes	(3,788)	279,172	(19,608)	308,470
Impairment charges	—	324,289	137,572	338,208
(Gain) loss on divestiture of discontinued operations	49,663	—	349,868	(179)
Other	9,299	6,303	16,111	7,262
Change in operating assets and liabilities:
Accounts receivable	(3,976)	(42,832)	(103,199)	(143,953)
Inventories and other assets	(6,999)	11,871	(9,517)	(3,522)
Accounts payable	(3,903)	11,995	(26,213)	24,451
Income taxes	2,369	1,615	6,718	2,468
Due to third party payors	20,614	24,809	7,471	20,317
Other accrued liabilities	(18,738)	33,101	(54,051)	(73,268)

Net cash provided by operating activities	8,481	36,367	8,512	41,235

Cash flows from investing activities:
Routine capital expenditures	(16,463)	(21,873)	(45,800)	(68,703)
Development capital expenditures	(6,415)	(8,386)	(17,711)	(27,112)
Acquisitions, net of cash acquired	—	(49,329)	(6,650)	(77,040)
Acquisition deposits	—	—	—	18,489
Sale of assets	5,494	3,739	5,494	4,962
Purchase of insurance subsidiary investments	(18,047)	(22,427)	(108,655)	(75,422)
Sale of insurance subsidiary investments	50,087	31,875	117,863	78,478
Net change in insurance subsidiary cash and cash equivalents	(10,053)	(14,680)	23,472	8,479
Net change in other investments	5,088	51	4,844	(33,347)
Other	(81)	(150)	(35)	(1,277)

Net cash provided by (used in) investing activities	9,610	(81,180)	(27,178)	(172,493)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	426,700	489,200	1,214,300	1,267,200
Repayment of borrowings under revolving credit	(427,300)	(388,100)	(1,120,600)	(1,215,800)
Proceeds from issuance of term loan, net of discount	—	—	—	198,100
Proceeds from other long-term debt	—	—	—	750
Repayment of term loan	(3,508)	(3,508)	(10,525)	(10,019)
Repayment of other long-term debt	(217)	(276)	(840)	(826)
Payment of deferred financing costs	(170)	(50)	(299)	(342)
Issuance of common stock in connection with employee benefit plans	—	—	32	—
Payment of dividend for mandatory redeemable preferred stock	(3,120)	(2,904)	(9,195)	(8,558)
Dividends paid	—	(10,224)	(10,228)	(30,517)
Contributions made by noncontrolling interests	—	4,993	113	11,261
Distributions to noncontrolling interests	(10,071)	(4,694)	(48,372)	(35,240)
Purchase of noncontrolling interests	—	—	—	(1,000)
Payroll tax payments for equity awards issuance	(88)	(250)	(2,417)	(3,079)

Net cash provided by (used in) financing activities	(17,774)	84,187	11,969	171,930

Change in cash and cash equivalents	317	39,374	(6,697)	40,672
Cash and cash equivalents at beginning of period	130,047	100,056	137,061	98,758

Cash and cash equivalents at end of period	$130,364	$139,430	$130,364	$139,430

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data

(Unaudited)

(In thousands, except per share amounts)

								Third quarter
	2016 Quarters				2017 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Condensed consolidated statement of operations data:
GAAP presentation:
Revenues	$1,603,272	$1,608,265	$1,563,276	$1,514,365	$1,538,682	$1,535,018	$1,477,141	(5.5)
Operating expenses	1,403,467	1,390,562	1,760,982	1,353,386	1,364,751	1,498,396	1,338,547	(24.0)
Building rent	65,985	67,025	66,946	64,350	64,656	64,861	64,422	(3.8)
Equipment rent	10,158	11,211	9,911	8,649	8,887	8,861	8,537	(13.9)
Depreciation and amortization	33,554	33,198	32,995	32,072	29,820	25,651	24,808	(24.8)
Interest, net	57,253	57,567	58,059	58,625	58,819	58,573	60,441	4.1

Income (loss) from continuing operations before income taxes	32,855	48,702	(365,617)	(2,717)	11,749	(121,324)	(19,614)	(94.6)
Provision (benefit) for income taxes	11,462	19,014	283,630	156	2,234	(16,116)	(1,225)	(100.4)

Income (loss) from continuing operations	21,393	29,688	(649,247)	(2,873)	9,515	(105,208)	(18,389)	(97.2)
Noncontrolling interests	(7,851)	(8,847)	(9,574)	(8,575)	(10,483)	(10,791)	(10,960)	14.5

Net income (loss) attributable to Kindred	$13,542	$20,841	$(658,821)	$(11,448)	$(968)	$(115,999)	$(29,349)	(95.5)

Diluted EPS	$0.15	$0.23	$(7.58)	$(0.13)	$(0.01)	$(1.33)	$(0.33)	(95.6)
Diluted shares	87,249	87,500	86,869	86,904	87,085	87,506	87,597	0.8

Core presentation (a):
EBITDAR	$211,898	$231,064	$185,571	$180,429	$184,411	$201,002	$156,851	(15.5)
Building rent	65,985	67,025	66,674	64,350	64,656	64,861	64,422	(3.4)
Equipment rent	10,158	11,211	9,911	8,649	8,887	8,861	8,537	(13.9)
EBITDA	135,755	152,828	108,986	107,430	110,868	127,280	83,892	(23.0)
Provision (benefit) for income taxes	15,728	20,898	3,953	1,946	9,089	13,013	(2,329)	n/m
Noncontrolling interests	(7,851)	(9,863)	(9,862)	(8,575)	(10,483)	(11,111)	(10,960)	11.1
Net income (loss) attributable to Kindred	21,369	31,302	4,117	6,212	2,657	18,932	(9,988)	n/m

Core diluted EPS	$0.24	$0.35	$0.05	$0.07	$0.03	$0.21	$(0.11)	n/m
Diluted shares	87,249	87,500	87,529	87,641	87,744	88,165	87,597	0.1

Revenues by segment:
Kindred at Home:
Home health	$430,035	$438,556	$449,958	$444,073	$450,831	$459,176	$453,684	0.8
Hospice	176,426	185,641	188,575	186,161	179,378	185,281	188,414	(0.1)

	606,461	624,197	638,533	630,234	630,209	644,457	642,098	0.6

Hospital division	654,098	645,406	588,943	545,864	556,646	540,809	503,138	(14.6)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	167,045	171,095	170,308	171,352	178,115	178,439	173,638	2.0
RehabCare	201,081	193,060	189,972	189,332	197,318	193,902	179,095	(5.7)

	368,126	364,155	360,280	360,684	375,433	372,341	352,733	(2.1)

	1,628,685	1,633,758	1,587,756	1,536,782	1,562,288	1,557,607	1,497,969	(5.7)

Eliminations	(25,413)	(25,493)	(24,480)	(22,417)	(23,606)	(22,589)	(20,828)	(14.9)

	$1,603,272	$1,608,265	$1,563,276	$1,514,365	$1,538,682	$1,535,018	$1,477,141	(5.5)

(a)	See reconciliation of GAAP results to non-GAAP results beginning on page 15. During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 15 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

n/m = not meaningful.

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated abd Business Segment Data (Continued)

(Unaudited)

(In thousands, except statistics

								Third quarter
	2016 Quarters				2017 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Segment adjusted operating income (loss):
Kindred at Home:
Home health	$66,941	$76,030	$75,073	$61,487	$63,750	$76,592	$66,431	(11.5)
Hospice	24,866	31,329	31,326	28,805	27,581	32,784	34,761	11.0

	91,807	107,359	106,399	90,292	91,331	109,376	101,192	(4.9)

Hospital division	136,416	127,510	83,940	93,778	93,438	91,580	61,455	(26.8)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	48,119	50,729	49,759	49,728	51,760	53,422	49,151	(1.2)
RehabCare	8,820	10,254	6,740	3,421	7,896	(14,305)	7,619	13.0

	56,939	60,983	56,499	53,149	59,656	39,117	56,770	0.5
Core EBITDAR by segment (a):
Kindred at Home:
Home health	$65,803	$75,859	$75,073	$61,185	$63,750	$75,797	$66,431	(11.5)
Hospice	24,866	31,329	31,326	27,668	27,581	32,784	34,761	11.0

	90,669	107,188	106,399	88,853	91,331	108,581	101,192	(4.9)

Hospital division	136,416	127,510	83,940	93,148	93,438	90,572	61,455	(26.8)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	48,119	50,729	49,759	49,728	51,760	53,422	49,151	(1.2)
RehabCare	8,820	10,254	6,740	3,421	7,896	10,999	5,376	(20.2)

	56,939	60,983	56,499	53,149	59,656	64,421	54,527	(3.5)

Support center expenses	(71,159)	(64,265)	(59,535)	(54,334)	(60,014)	(62,572)	(60,323)	1.3
Litigation contingency expense	(885)	(180)	—	—	—	—	—
Transaction costs	(82)	(172)	(1,732)	(387)	—	—	—

	$211,898	$231,064	$185,571	$180,429	$184,411	$201,002	$156,851	(15.5)

Segment adjusted operating income (loss) margin:
Kindred at Home:
Home health	15.6	17.3	16.7	13.8	14.1	16.7	14.6	(2.1)
Hospice	14.1	16.9	16.6	15.5	15.4	17.7	18.4	1.8
Kindred at Home	15.1	17.2	16.7	14.3	14.5	17.0	15.8	(0.9)
Hospital division	20.9	19.8	14.3	17.2	16.8	16.9	12.2	(2.1)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	28.8	29.6	29.2	29.0	29.1	29.9	28.3	(0.9)
RehabCare	4.4	5.3	3.5	1.8	4.0	(7.4)	4.3	0.8
Kindred Rehabilitation Services	15.5	16.7	15.7	14.7	15.9	10.5	16.1	0.4

Core EBITDAR margin by segment (a):
Kindred at Home:
Home health	15.3	17.3	16.7	13.8	14.1	16.5	14.6	(2.1)
Hospice	14.1	16.9	16.6	14.9	15.4	17.7	18.4	1.8
Kindred at Home	15.0	17.2	16.7	14.1	14.5	16.8	15.8	(0.9)
Hospital division	20.9	19.8	14.3	17.1	16.8	16.7	12.2	(2.1)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	28.8	29.6	29.2	29.0	29.1	29.9	28.3	(0.9)
RehabCare	4.4	5.3	3.5	1.8	4.0	5.7	3.0	(0.5)
Kindred Rehabilitation Services	15.5	16.7	15.7	14.7	15.9	17.3	15.5	(0.2)
Consolidated	13.2	14.4	11.9	11.9	12.0	13.1	10.6	(1.3)

(a)	See reconciliation of GAAP results to non-GAAP results beginning on page 15. During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 15 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

								Third quarter
	2016 Quarters				2017 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Kindred at Home:
Home Health:
Sites of service (at end of period)	384	384	395	390	379	377	376
Revenue mix %:
Medicare	79.8	79.3	78.1	77.9	76.7	75.7	74.0
Medicaid	2.1	2.1	2.5	1.9	1.7	1.7	1.7
Commercial and other	8.4	8.2	8.6	10.6	11.5	11.4	12.7
Commercial paid at episodic rates	9.7	10.4	10.8	9.6	10.1	11.2	11.6
Episodic revenues ($ 000s)	$325,821	$332,193	$332,562	$323,398	$326,881	$334,420	$320,279	(3.7)
Total admissions	88,696	87,084	86,761	87,148	94,510	89,018	87,156	0.5
Same-store total admissions	87,394	85,922	85,511	86,056	93,922	88,300	86,312	0.9
Total episodic admissions	71,426	70,212	69,219	67,501	73,270	69,657	67,790	(2.1)
Same-store total episodic admissions	70,416	69,317	68,285	66,784	72,911	69,207	67,191	(1.6)
Medicare episodic admissions	62,011	60,730	59,823	59,540	62,404	58,575	56,772	(5.1)
Total episodes	113,887	113,278	113,256	111,164	114,964	113,579	111,488	(1.6)
Episodes per admission	1.59	1.61	1.64	1.65	1.57	1.63	1.64	—
Revenue per episode	$2,861	$2,933	$2,936	$2,909	$2,843	$2,944	$2,873	(2.1)
Hospice:
Sites of service (at end of period)	177	177	185	183	180	177	178
Admissions	13,234	13,149	12,916	12,660	13,649	12,561	12,236	(5.3)
Same-store admissions	12,761	12,743	12,541	12,362	13,332	12,363	11,997	(4.3)
Average length of stay	92	91	98	100	96	94	97	(1.0)
Patient days	1,183,908	1,238,584	1,277,125	1,246,152	1,193,061	1,215,619	1,239,094	(3.0)
Average daily census	13,010	13,611	13,882	13,545	13,256	13,358	13,468	(3.0)
Revenue per patient day	$149	$150	$148	$149	$150	$152	$152	2.7
Community Care and other revenues (included in Home Health business segment) ($ 000s)	$66,305	$68,229	$75,978	$74,875	$74,095	$74,222	$79,720	4.9
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services:
Freestanding IRFs:
End of period data:
Number of IRFs	19	19	19	19	19	19	19
Number of licensed beds	969	969	969	995	995	995	995
Discharges (a)	4,448	4,646	4,644	4,671	4,775	4,766	4,755	2.4
Same-hospital discharges (a)	4,295	4,535	4,546	4,538	4,393	4,517	4,477	(1.5)
Occupancy % (a)	70.6	70.6	68.8	66.5	71.4	70.0	68.8	—
Average length of stay (a)	13.2	12.9	12.7	12.6	12.8	12.8	12.7	—
Revenue per discharge (a)	$19,731	$19,318	$19,599	$19,486	$20,097	$20,620	$20,329	3.7
Contract services:
Sites of service (at end of period):
Inpatient rehabilitation units	104	105	104	102	101	102	101
LTAC hospitals	119	121	120	119	119	116	110
Sub-acute units	7	7	7	5	7	6	6
Outpatient units	139	138	139	132	129	121	123

	369	371	370	358	356	345	340

Revenue per site	$211,417	$215,798	$210,810	$220,733	$227,100	$228,534	$222,504	5.5
RehabCare:
Sites of service (at end of period)	1,767	1,759	1,754	1,718	1,703	1,734	1,624
Revenue per site	$113,798	$109,756	$108,308	$110,204	$115,865	$111,823	$110,281	1.8

(a)	Excludes non-consolidating IRF.

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Condensed Business Data (Continued)

(Unaudited)

								Third quarter
	2016 Quarters				2017 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Hospitals (excluding sub-acute units and skilled nursing facility):
End of period data:
Number of transitional care hospitals	95	97	94	82	82	81	77
Number of licensed beds	7,089	7,067	6,890	6,107	6,107	6,041	5,797
Revenues (000s)	$643,299	$633,695	$575,323	$530,746	$540,280	$525,458	$487,012	(15.3)
Revenue mix %:
Medicare	57.8	55.5	54.6	53.5	52.8	50.3	50.6
Medicaid	4.2	4.2	4.0	4.5	3.9	5.0	4.3
Medicare Advantage	11.5	12.0	12.1	11.0	12.2	12.3	12.3
Medicaid Managed	5.6	6.3	7.3	8.0	9.1	9.1	10.1
Commercial insurance and other	20.9	22.0	22.0	23.0	22.0	23.3	22.7

Patient criteria data:
Revenues:
Compliant patients				88.5%	86.0%	88.3%	89.1%
Site neutral				11.5%	14.0%	11.7%	10.9%
Revenues per patient day:
Compliant patients				$1,853	$1,816	$1,806	$1,799
Site neutral				926	1,041	1,053	1,067
Total				1,662	1,645	1,667	1,674

Admissions:
Medicare	8,919	8,253	7,861	7,351	7,529	6,743	6,073	(22.7)
Medicaid	463	386	375	336	354	381	362	(3.5)
Medicare Advantage	1,453	1,382	1,327	1,210	1,354	1,239	1,197	(9.8)
Medicaid Managed	733	768	861	787	851	903	861	—
Commercial insurance and other	1,871	1,807	1,727	1,488	1,614	1,608	1,483	(14.1)

	13,439	12,596	12,151	11,172	11,702	10,874	9,976	(17.9)

Patient days:
Medicare	229,004	219,013	202,482	186,290	187,738	173,916	158,083	(21.9)
Medicaid	21,134	19,409	16,781	12,181	13,334	13,333	13,429	(20.0)
Medicare Advantage	45,760	47,697	43,241	37,526	41,020	40,555	38,338	(11.3)
Medicaid Managed	25,341	27,267	28,534	29,275	32,713	32,635	31,249	9.5
Commercial insurance and other	62,769	63,009	59,856	54,148	53,695	54,809	49,895	(16.6)

	384,008	376,395	350,894	319,420	328,500	315,248	290,994	(17.1)

Average length of stay:
Medicare	25.7	26.5	25.8	25.3	24.9	25.8	26.0	0.8
Medicaid	45.6	50.3	44.7	36.3	37.7	35.0	37.1	(17.0)
Medicare Advantage	31.5	34.5	32.6	31.0	30.3	32.7	32.0	(1.8)
Medicaid Managed	34.6	35.5	33.1	37.2	38.4	36.1	36.3	9.7
Commercial insurance and other	33.5	34.9	34.7	36.4	33.3	34.1	33.6	(3.2)
Weighted average	28.6	29.9	28.9	28.6	28.1	29.0	29.2	1.0
Revenues per admission:
Medicare	$41,717	$42,579	$39,945	$38,602	$37,867	$39,219	$40,577	1.6
Medicaid	57,928	69,797	61,338	70,333	60,091	69,304	57,365	(6.5)
Medicare Advantage	51,080	55,105	52,363	48,387	48,555	51,958	50,301	(3.9)
Medicaid Managed	49,287	51,696	48,631	54,238	57,736	53,159	57,172	17.6
Commercial insurance and other	71,651	77,193	73,515	82,066	73,750	76,007	74,435	1.3
Weighted average	47,868	50,309	47,348	47,507	46,170	48,322	48,818	3.1
Revenues per patient day:
Medicare	$1,625	$1,605	$1,551	$1,523	$1,519	$1,521	$1,559	0.5
Medicaid	1,269	1,388	1,371	1,940	1,595	1,980	1,546	12.8
Medicare Advantage	1,622	1,597	1,607	1,560	1,603	1,587	1,571	(2.2)
Medicaid Managed	1,426	1,456	1,467	1,458	1,502	1,471	1,575	7.4
Commercial insurance and other	2,136	2,214	2,121	2,255	2,217	2,230	2,212	4.3
Weighted average	1,675	1,684	1,640	1,662	1,645	1,667	1,674	2.1

Medicare case mix index (discharged patients only)	1.163	1.179	1.172	1.153	1.172	1.171	1.180	0.7
Average daily census	4,220	4,136	3,814	3,472	3,650	3,464	3,163	(17.1)
Occupancy %	68.0	67.5	61.6	64.1	67.6	64.3	59.9	(2.8)

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

								Third quarter
	2016 Quarters				2017 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Same-hospital data (a):
End of period data:
Number of transitional care hospitals	74	74	77	77	74	74	77
Number of licensed beds	5,680	5,680	5,797	5,797	5,680	5,680	5,797
Revenues (000s)	$545,731	$540,907	$502,208	$514,762	$515,148	$502,007	$482,149	(4.0)
Revenue mix %:
Medicare	58.0	55.2	53.9	53.1	52.0	50.2	50.6
Medicaid	3.8	3.9	3.6	4.5	4.2	5.2	4.3
Medicare Advantage	11.2	11.7	12.3	11.0	12.1	11.9	12.4
Medicaid Managed	5.9	6.8	7.9	8.3	9.4	9.4	10.1
Commercial insurance and other	21.1	22.4	22.3	23.1	22.3	23.3	22.6

Patient criteria data:
Revenues:
Compliant patients				88.7%	86.0%	88.5%	89.1%
Site neutral				11.3%	14.0%	11.5%	10.9%

Revenues per patient day:
Compliant patients				$1,860	$1,827	$1,811	$1,799
Site neutral				924	1,049	1,060	1,067
Total				1,669	1,656	1,674	1,673

Admissions:
Medicare	7,524	6,946	6,758	7,023	7,045	6,408	6,018	(10.9)
Medicaid	391	334	333	328	351	377	361	8.4
Medicare Advantage	1,178	1,101	1,140	1,160	1,274	1,150	1,190	4.4
Medicaid Managed	629	694	783	784	830	865	851	8.7
Commercial insurance and other	1,500	1,467	1,415	1,416	1,507	1,507	1,468	3.7

	11,222	10,542	10,429	10,711	11,007	10,307	9,888	(5.2)

Patient days:
Medicare	193,263	184,241	173,863	178,719	175,712	165,065	156,412	(10.0)
Medicaid	14,382	13,304	11,631	11,923	13,580	13,180	13,433	15.5
Medicare Advantage	37,161	39,474	38,245	36,329	38,640	37,685	38,098	(0.4)
Medicaid Managed	22,332	24,736	26,552	29,216	32,097	31,858	30,816	16.1
Commercial insurance and other	51,709	52,030	51,043	52,162	51,097	52,033	49,402	(3.2)

	318,847	313,785	301,334	308,349	311,126	299,821	288,161	(4.4)

Average length of stay:
Medicare	25.7	26.5	25.7	25.4	24.9	25.8	26.0	1.2
Medicaid	36.8	39.8	34.9	36.4	38.7	35.0	37.2	6.6
Medicare Advantage	31.5	35.9	33.5	31.3	30.3	32.8	32.0	(4.5)
Medicaid Managed	35.5	35.6	33.9	37.3	38.7	36.8	36.2	6.8
Commercial insurance and other	34.5	35.5	36.1	36.8	33.9	34.5	33.7	(6.6)
Weighted average	28.4	29.8	28.9	28.8	28.3	29.1	29.1	0.7
Revenues per admission:
Medicare	$42,061	$43,021	$40,020	$38,946	$38,018	$39,353	$40,513	1.2
Medicaid	52,717	63,223	54,880	70,959	61,618	68,915	57,689	5.1
Medicare Advantage	51,952	57,600	54,398	48,889	48,906	52,111	50,241	(7.6)
Medicaid Managed	51,560	52,725	50,360	54,345	58,187	54,199	57,158	13.5
Commercial insurance and other	76,679	82,451	79,176	83,792	76,366	77,666	74,312	(6.1)
Weighted average	48,630	51,310	48,155	48,059	46,802	48,705	48,761	1.3
Revenues per patient day:
Medicare	$1,638	$1,622	$1,556	$1,530	$1,524	$1,528	$1,559	0.2
Medicaid	1,433	1,587	1,571	1,952	1,593	1,971	1,550	(1.3)
Medicare Advantage	1,647	1,607	1,621	1,561	1,612	1,590	1,569	(3.2)
Medicaid Managed	1,452	1,479	1,485	1,458	1,505	1,472	1,578	6.3
Commercial insurance and other	2,224	2,325	2,195	2,275	2,252	2,249	2,208	0.6
Weighted average	1,712	1,724	1,667	1,669	1,656	1,674	1,673	0.4

Average daily census	3,504	3,448	3,275	3,352	3,457	3,295	3,132	(4.4)

(a)	All historical statistics have been adjusted to present the ongoing hospital division portfolio excluding three hospitals acquired during the second quarter of 2016. See reconciliation of same-hospital revenues to reported hospital revenues on page 19.

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s ability to exit the skilled nursing facility business and the expected timing of such exit, including the receipt of all required regulatory approvals and the satisfaction of the closing conditions for the transaction, as well as the Company’s ability to realize the anticipated benefits, sale proceeds, cost savings and strategic gains from this transaction, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” and other similar expressions. Statements in this earnings release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Non-GAAP Measures

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release using certain non-GAAP measures. The use of these non-GAAP measures is not intended to replace the presentation of the Company’s financial results in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in the following pages of this earnings release.

During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. As revised, the Company’s core non-GAAP measures, including core net income (loss) attributable to Kindred, core EBITDAR, core EBITDA, core diluted EPS, core operating cash flows and core free cash flows, no longer exclude (1) transaction, integration, research and development, and litigation contingency expenses that are not individually material, (2) non-restructuring related facility closing charges, and (3) non-executive or non-restructuring related severance, retirement and retention costs. For comparability, “core” results for 2016 were revised to conform to the current year presentation.

EBITDAR: The Company defines EBITDAR as earnings before interest, income taxes, depreciation, amortization and total rent, and believes that the presentation of EBITDAR is useful to investors because creditors, securities analysts and investors use EBITDAR to compare the performance of companies in the healthcare industry before consideration of the capital structure of fixed assets and financing costs, which can vary significantly among companies.

For each of the Company’s segments, Segment adjusted operating income (loss) is a measure of performance used by the Company’s chief operating decision makers in accordance with “Accounting Standard Codification 280 – Segment Reporting.” In this context, the Company defines Segment adjusted operating income (loss) as EBITDAR for each of the Company’s operating segments, excluding litigation contingency expense, impairment charges, restructuring charges, transaction costs, and the allocation of support center overhead.

EBITDA: The Company defines EBITDA as earnings before interest, income taxes, depreciation, and amortization, and believes that the presentation of EBITDA is useful to investors because creditors, securities analysts and investors use EBITDA to compare the performance and valuation of companies in the healthcare industry before consideration of non-cash depreciation and amortization expense, and financing costs, which can vary significantly among companies.

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

Non-GAAP Measures (Continued)

Core Operating Results: The Company calculates core operating results, including core net income (loss) attributable to Kindred, core EBITDAR, core EBITDA, and core diluted EPS, by excluding charges related to impairments, business interruption settlements, restructuring charges, debt amendment costs, executive or restructuring-related severance, retirement and retention costs, restructuring-related facility closing charges, deferred tax asset valuation allowance, and material transaction, integration, litigation, and research and development costs. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges that are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s management uses core net income (loss) attributable to Kindred, core EBITDAR, core EBITDA, and core diluted EPS as measures of operational performance that are meaningful to investors, and for the measurement of internal incentive compensation goals, in addition to other measures. The Company uses these measures to assess the relative performance and attainment of internal incentive compensation goals of its operating divisions, as well as the employees that operate these businesses. In addition, the Company believes these measures are important, because securities analysts and investors use these measures to compare the Company’s performance to other companies in the healthcare industry.

Same-Hospital Revenues: The same-hospital revenues are calculated by excluding from the Company’s Hospital Division revenues the results from four hospitals that closed during the third quarter of 2017, one hospital that closed during the second quarter of 2017, three hospitals acquired in 2016, 15 hospitals sold in 2016, and three hospitals that closed during 2016. The Company believes the presentation of same-hospital revenues provides investors, equity analysts and others with useful information regarding the performance of the Company’s hospital operations that are comparable for the periods presented.

For EBITDAR, core net income (loss) attributable to Kindred, core EBITDAR, and core EBITDA, the Company believes that income (loss) from continuing operations is the most comparable GAAP measure. For core diluted EPS, the Company believes that GAAP diluted earnings (loss) per share from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations and diluted earnings (loss) per share from continuing operations as important measures of the Company’s financial performance, because they provide the most complete measures of its performance. For same-hospital revenues, the Company believes that reported hospital segment revenues is the most comparable GAAP measure. Readers of the Company’s financial information should consider reported hospital segment revenues as an important measure of the Company’s Hospital Division financial performance because it provides the most complete measure of its revenue performance. Operating results presented on a core basis, as well as a same-hospital basis, should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance.

Also in this earnings release, the Company provides the financial measures of operating cash flows and free cash flows excluding certain items, which the Company refers to as core operating cash flows and core free cash flows, respectively.

Core Operating Cash Flows: The Company defines core operating cash flows as operating cash flows excluding payments related to business interruption settlements, restructuring charges, debt amendment costs, executive or restructuring-related severance, retirement and retention costs, restructuring-related facility closing charges, and material transaction, integration, litigation, and research and development costs, net of income tax benefits. The Company believes that core operating cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core operating cash flows to evaluate consolidated operating performance and in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

Core Free Cash Flows: The Company defines core free cash flows as operating cash flows excluding payments related to business interruption settlements, restructuring charges, debt amendment costs, executive or restructuring-related severance, retirement and retention costs, restructuring-related facility closing charges, and material transaction, integration, litigation, and research and development costs, net of income tax benefits but including routine capital expenditures and distributions to noncontrolling interests. The Company believes that core free cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core free cash flows in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

The Company recognizes that core operating cash flows and core free cash flows are non-GAAP measures and are not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. For core operating cash flows and core free cash flows, the Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure because it provides the most complete measure of cash provided by operating activities. Core operating cash flows and core free cash flows should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of the Company’s cash flows provided by operating activities.

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release to compute certain non-GAAP measures for the three months ended September 30, 2017 and 2016, and for the nine months ended September 30, 2017 and 2016, before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges, including the deferred tax valuation allowance for the three months and nine months ended September 30, 2017, was calculated using an effective income tax rate of 6.0% and 72.9% for the three months ended September 30, 2017 and 2016, respectively, and 18.1% and 66.9% for the nine months ended September 30, 2017 and 2016, respectively. The difference in the effective income tax rate compared to the same prior year period is primarily attributable to the change in the amount of deferred tax valuation allowance and, for 2016, the composition of charges that are non-deductible for income tax purposes, including the impairment charges.

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Reconciliation of income (loss) from continuing operations before charges:

As reported:
Loss from continuing operations attributable to Kindred	($29,349)	($658,821)	($146,316)	($624,438)
Diluted loss per common share from continuing operations	($0.33)	($7.58)	($1.67)	($7.20)
Weighted average diluted shares outstanding	87,597	86,869	87,398	86,766

Detail of charges:
Restructuring charges:
Facility/branch divestitures and closings	($8,723)	($20,212)	($16,925)	($19,794)
Retention and severance costs	(5,652)	(2,109)	(8,667)	(3,479)
Transaction costs	—	(492)	—	(1,577)

	(14,375)	(22,813)	(25,592)	(24,850)
Lease termination costs (charged to rent restructuring charges)	(2,125)	(58,650)	(5,964)	(59,363)

Impairment charges	—	(297,276)	(136,303)	(311,195)
RehabCare collection litigation	2,243	—	(23,061)	—
Research and development	—	(3,288)	—	(7,227)
Litigation contingency expense	(4,000)	—	(4,000)	(1,775)
Business interruption settlements	—	—	1,803	1,309
Debt amendment fees not capitalized	—	—	—	(1,103)
Gentiva transaction costs:
Professional and consulting fees	—	(1,464)	—	(3,831)
Severance and retention	—	214	—	(696)
Lease termination (charged to building rent expense)	—	(272)	—	(272)

	(18,257)	(383,549)	(193,117)	(409,003)
Income tax benefit	6,303	86,793	75,111	92,943
Deferred tax valuation allowance	(7,407)	(366,470)	(40,231)	(366,470)

Charges net of income taxes	(19,361)	(663,226)	(158,237)	(682,530)
Noncontrolling interests	—	288	320	1,304

	(19,361)	(662,938)	(157,917)	(681,226)
Allocation to participating unvested restricted stockholders	—	—	—	—

Available to common stockholders	($19,361)	($662,938)	($157,917)	($681,226)

Diluted loss per common share related to charges	($0.22)	($7.63)	($1.81)	($7.85)
Weighted average diluted shares outstanding	87,597	86,869	87,398	86,766

Core:

Income (loss) from continuing operations attributable to Kindred before charges	($9,988)	$4,117	$11,601	$56,788
Diluted earnings (loss) per common share from continuing operations before charges (a)	($0.11)	$0.05	$0.13	$0.64
Weighted average diluted shares outstanding used to compute earnings (loss) per common share from continuing operations before charges	87,597	87,529	88,057	87,426

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	171.6%	22.0%	30.9%	32.5%
Impact of charges on effective income tax rate	-165.4%	55.6%	-19.2%	78.1%

Reported effective income tax rate	6.2%	77.6%	11.7%	110.6%

(a)	For purposes of computing diluted earnings (loss) per common share before charges, income (loss) from continuing operations before charges was reduced by $0.1 million for the three months ended September 30, 2016, and by $0.3 million and $1.2 million for the nine months ended September 30, 2017 and 2016, respectively, for the allocation of income to participating unvested restricted stockholders.

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Result to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands)

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release to compute certain non-GAAP measures for the quarters of 2016 and 2017, before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the table below.

	2016 Quarters				2017 Quarters
	First	Second	Third	Fourth	First	Second	Third
Reconciliation of income (loss) from continuing operations before charges:

As reported:
Income (loss) from continuing operations attributable to Kindred	$13,542	$20,841	($658,821)	($11,448)	($968)	($115,999)	($29,349)
Depreciation and amortization	33,554	33,198	32,995	32,072	29,820	25,651	24,808
Interest, net	57,253	57,567	58,059	58,625	58,819	58,573	60,441
Provision (benefit) for income taxes	11,462	19,014	283,630	156	2,234	(16,116)	(1,225)
Noncontrolling interest	7,851	8,847	9,574	8,575	10,483	10,791	10,960

EBITDA	123,662	139,467	(274,563)	87,980	100,388	(37,100)	65,635
Building rent	65,985	67,025	66,946	64,350	64,656	64,861	64,422
Equipment rent	10,158	11,211	9,911	8,649	8,887	8,861	8,537
Restructuring charges - rent	251	462	58,650	2,029	1,905	1,934	2,125

EBITDAR	200,056	218,165	(139,056)	163,008	175,836	38,556	140,719

Detail of charges:
Restructuring charges:
Facility/branch divestitures and closings	341	(759)	20,212	3,745	5,360	2,842	8,723
Retention and severance costs	924	446	2,109	5,302	2,741	274	5,652
Transaction costs	436	649	492	837	—	—	—

	1,701	336	22,813	9,884	8,101	3,116	14,375
Impairment charges	7,788	6,131	297,276	3,534	474	135,829	—
RehabCare collection litigation	—	—	—	—	—	25,304	(2,243)
Research and development	863	3,076	3,288	4,293	—	—	—
Litigation contingency expense	1,025	750	—	—	—	—	4,000
Business interruption settlements	(1,138)	(171)	—	(2,069)	—	(1,803)	—
Debt amendment fees not capitalized	—	1,103	—	—	—	—	—
Gentiva transaction costs:
Professional and consulting fees	1,048	1,319	1,464	1,779	—	—	—
Severance and retention	555	355	(214)	—	—	—	—

	11,842	12,899	324,627	17,421	8,575	162,446	16,132

Core EBITDAR	211,898	231,064	185,571	180,429	184,411	201,002	156,851
Less:
Building rent	(65,985)	(67,025)	(66,946)	(64,350)	(64,656)	(64,861)	(64,422)
Equipment rent	(10,158)	(11,211)	(9,911)	(8,649)	(8,887)	(8,861)	(8,537)
Lease termination (charged to building rent)	—	—	272	—	—	—	—

Core EBITDA	$135,755	$152,828	$108,986	$107,430	$110,868	$127,280	$83,892

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Result to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands)

A reconciliation of revenues for home health for each historical period follows:

	2016 Quarters				2017 Quarters			Third quarter % change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Home health	$363,730	$370,327	$373,980	$369,198	$376,736	$384,954	$373,964	—
Community care and other	66,305	68,229	75,978	74,875	74,095	74,222	79,720	4.9

Reported home health revenues	$430,035	$438,556	$449,958	$444,073	$450,831	$459,176	$453,684	0.8

A reconciliation of revenues for the Hospital Division for each historical period follows:

								Third quarter
	2016 Quarters				2017 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Transitional care hospitals	$643,299	$633,695	$575,323	$530,746	$540,280	$525,458	$487,012	(15.3)
Sub-acute units and one skilled nursing facility	10,799	11,711	13,620	15,118	16,366	15,351	16,126

Reported hospital division revenues	$654,098	$645,406	$588,943	$545,864	$556,646	$540,809	$503,138	(14.6)

A reconciliation of reported hospital revenues to same-hospital revenues for each historical period follows:

								Third quarter
	2016 Quarters				2017 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Transitional care hospitals	$643,299	$633,695	$575,323	$530,746	$540,280	$525,458	$487,012	(15.3)
Hospitals acquired during 2016 (a)	—	(2,217)	—	—	(9,724)	(10,164)	—
Hospitals sold during 2016 (b)	(71,941)	(64,084)	(47,098)	732	449	(623)	(168)
Hospitals closed during 2017 (c)	(17,356)	(17,623)	(17,109)	(16,533)	(15,825)	(13,221)	(4,607)
Hospitals closed during 2016 (d)	(8,271)	(8,864)	(8,908)	(183)	(32)	557	(88)

Same-hospital revenues	$545,731	$540,907	$502,208	$514,762	$515,148	$502,007	$482,149	(4.0)

(a)	Three hospitals acquired during the second quarter of 2016.
(b)	Three hospitals sold during the second quarter of 2016 and 12 hospitals sold during the fourth quarter of 2016.
(c)	One hospital closed during the second quarter of 2017 and four hospitals closed during the third quarter of 2017.
(d)	Three hospitals closed during the third quarter of 2016.

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Result to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30, 2017
		Charges
					Deferred
		RehabCare			tax		Before
	As	collection	Litigation	Restructuring	valuation		charges
	reported	litigation	contingency	charges	allowance	Total	(“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$66,431	$—	$—	$—	$—	$—	$66,431
Hospice	34,761	—	—	—	—	—	34,761

	101,192	—	—	—	—	—	101,192

Hospital division	61,455	—	—	—	—	—	61,455

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,151	—	—	—	—	—	49,151
RehabCare	7,619	(2,243)	—	—	—	(2,243)	5,376

	56,770	(2,243)	—	—	—	(2,243)	54,527

Support center expenses	(60,323)	—	—	—	—	—	(60,323)
Litigation contingency expense	(4,000)	—	4,000	—	—	4,000	—
Restructuring charges	(14,375)	—	—	14,375	—	14,375	—
Building rent	(64,422)	—	—	—	—	—	(64,422)
Equipment rent	(8,537)	—	—	—	—	—	(8,537)
Restructuring charges - rent	(2,125)	—	—	2,125	—	2,125	—
Depreciation and amortization	(24,808)	—	—	—	—	—	(24,808)
Interest, net	(60,441)	—	—	—	—	—	(60,441)

Loss from continuing operations before income taxes	(19,614)	(2,243)	4,000	16,500	—	18,257	(1,357)
Income tax benefit	(1,225)	(883)	1,574	5,612	(7,407)	(1,104)	(2,329)

	(18,389)	$(1,360)	$2,426	$10,888	$7,407	$19,361	972

Noncontrolling interests	(10,960)						(10,960)

Loss attributable to Kindred	$(29,349)						$(9,988)

Diluted loss per common share	$(0.33)						$(0.11)
Diluted shares used in computing loss per common share	87,597						87,597

	Three months ended September 30, 2016
		Charges
					Gentiva	Deferred
					transaction	tax		Before
	As	Impairment	Research and	Restructuring	and	valuation		charges
	reported	charges	development	charges	integration	allowance	Total	(“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$75,073	$—	$—	$—	$—	$—	$—	$75,073
Hospice	31,326	—	—	—	—	—	—	31,326

	106,399	—	—	—	—	—	—	106,399

Hospital division	83,940	—	—	—	—	—	—	83,940

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,759	—	—	—	—	—	—	49,759
RehabCare	6,740	—	—	—	—	—	—	6,740

	56,499	—	—	—	—	—	—	56,499

Support center expenses	(62,823)	—	3,288	—	—	—	3,288	(59,535)
Impairment charges	(297,276)	297,276	—	—	—	—	297,276	—
Restructuring charges	(22,813)	—	—	22,813	—	—	22,813	—
Transaction costs	(2,982)	—	—	—	1,250	—	1,250	(1,732)
Building rent	(66,946)	—	—	—	272	—	272	(66,674)
Equipment rent	(9,911)	—	—	—	—	—	—	(9,911)
Restructuring charges - rent	(58,650)	—	—	58,650	—	—	58,650	—
Depreciation and amortization	(32,995)	—	—	—	—	—	—	(32,995)
Interest, net	(58,059)	—	—	—	—	—	—	(58,059)

Income (loss) from continuing operations before income taxes	(365,617)	297,276	3,288	81,463	1,522	—	383,549	17,932
Provision for income taxes	283,630	53,509	1,268	31,429	587	(366,470)	(279,677)	3,953

	(649,247)	243,767	2,020	50,034	935	366,470	663,226	13,979
Noncontrolling interests	(9,574)	(288)	—	—	—	—	(288)	(9,862)

Income (loss) attributable to Kindred	$(658,821)	$243,479	$2,020	$50,034	$935	$366,470	$662,938	$4,117

Diluted earnings (loss) per common share	$(7.58)							$0.05
Diluted shares used in computing earnings (loss) per common share	86,869							87,529

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 15 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Nine months ended September 30, 2017
		Charges
							Deferred
		Business	RehabCare				tax		Before
	As	interruption	collection	Litigation	Impairment	Restructuring	valuation		charges
	reported	settlements	litigation	contingency	charges	charges	allowance	Total	(“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income (loss):

Kindred at Home:
Home health	$206,773	$(795)	$—	$—	$—	$—	$—	$(795)	$205,978
Hospice	95,126	—	—	—	—	—	—	—	95,126

	301,899	(795)	—	—	—	—	—	(795)	301,104

Hospital division	246,473	(1,008)	—	—	—	—	—	(1,008)	245,465

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	154,333	—	—	—	—	—	—	—	154,333
RehabCare	1,210	—	23,061	—	—	—	—	23,061	24,271

	155,543	—	23,061	—	—	—	—	23,061	178,604

Support center expenses	(182,909)	—	—	—	—	—	—	—	(182,909)
Litigation contingency expense	(4,000)			4,000				4,000	—
Impairment charges	(136,303)	—	—	—	136,303	—	—	136,303	—
Restructuring charges	(25,592)	—	—	—	—	25,592	—	25,592	—
Building rent	(193,939)	—	—	—	—	—	—	—	(193,939)
Equipment rent	(26,285)	—	—	—	—	—	—	—	(26,285)
Restructuring charges - rent	(5,964)	—	—	—	—	5,964	—	5,964	—
Depreciation and amortization	(80,279)	—	—	—	—	—	—	—	(80,279)
Interest, net	(177,833)	—	—	—	—	—	—	—	(177,833)

Income (loss) from continuing operations before income taxes	(129,189)	(1,803)	23,061	4,000	136,303	31,556	—	193,117	63,928
Provision (benefit) for income taxes	(15,107)	(709)	9,074	1,574	53,635	11,537	(40,231)	34,880	19,773

	(114,082)	(1,094)	13,987	2,426	82,668	20,019	40,231	158,237	44,155
Noncontrolling interests	(32,234)	—	(320)	—	—	—	—	(320)	(32,554)

Income (loss) attributable to Kindred	$(146,316)	$(1,094)	$13,667	$2,426	$82,668	$20,019	$40,231	$157,917	$11,601

Diluted earnings (loss) per common share	$(1.67)								$0.13
Diluted shares used in computing earnings (loss) per common share	87,398								88,057

	Nine months ended September 30, 2016
		Charges
								Gentiva	Deferred
		Business						transaction	tax		Before
	As	interruption	Litigation	Impairment	Research and	Debt	Restructuring	and	valuation		charges
	reported	settlements	contingency	charges	development	amendment	charges	integration	allowance	Total	(“core”) (a)
Income from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$218,044	$(1,309)	$—	$—	$—	$—	$—	$—	$—	$(1,309)	$216,735
Hospice	87,521	—	—	—	—	—	—	—	—	—	87,521

	305,565	(1,309)	—	—	—	—	—	—	—	(1,309)	304,256

Hospital division	347,866	—	—	—	—	—	—	—	—	—	347,866

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	148,607	—	—	—	—	—	—	—	—	—	148,607
RehabCare	25,814	—	—	—	—	—	—	—	—	—	25,814

	174,421	—	—	—	—	—	—	—	—	—	174,421

Support center expenses	(203,289)	—	—	—	7,227	1,103	—	—	—	8,330	(194,959)
Litigation contingency expense	(2,840)	—	1,775	—	—	—	—	—	—	1,775	(1,065)
Impairment charges	(311,195)	—	—	311,195	—	—	—	—	—	311,195	—
Restructuring charges	(24,850)	—	—	—	—	—	24,850	—	—	24,850	—
Transaction costs	(6,513)	—	—	—	—	—	—	4,527	—	4,527	(1,986)
Building rent	(199,956)	—	—	—	—	—	—	272	—	272	(199,684)
Equipment rent	(31,280)	—	—	—	—	—	—	—	—	—	(31,280)
Restructuring charges - rent	(59,363)	—	—	—	—	—	59,363	—	—	59,363	—
Depreciation and amortization	(99,747)	—	—	—	—	—	—	—	—	—	(99,747)
Interest, net	(172,879)	—	—	—	—	—	—	—	—	—	(172,879)

Income from continuing operations before income taxes	(284,060)	(1,309)	1,775	311,195	7,227	1,103	84,213	4,799	—	409,003	124,943
Provision for income taxes	314,106	(512)	(381)	55,762	2,827	431	32,939	1,877	(366,470)	(273,527)	40,579

	(598,166)	(797)	2,156	255,433	4,400	672	51,274	2,922	366,470	682,530	84,364
Noncontrolling interests	(26,272)	—	—	(1,304)	—	—	—	—	—	(1,304)	(27,576)

Income attributable to Kindred	$(624,438)	$(797)	$2,156	$254,129	$4,400	$672	$51,274	$2,922	$366,470	$681,226	$56,788

Diluted earnings per common share	$(7.20)										$0.64
Diluted shares used in computing earnings per common share	86,766										87,426

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 15 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31, 2017
		Charges
				Deferred
				tax		Before
	As	Impairment	Restructuring	valuation		charges
	reported	charges	charges	allowance	Total	(“core”) (a)
Income from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$63,750	$—	$—	$—	$—	$63,750
Hospice	27,581	—	—	—	—	27,581

	91,331	—	—	—	—	91,331

Hospital division	93,438	—	—	—	—	93,438

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	51,760	—	—	—	—	51,760
RehabCare	7,896	—	—	—	—	7,896

	59,656	—	—	—	—	59,656

Support center expenses	(60,014)	—	—	—	—	(60,014)
Impairment charges	(474)	474	—	—	474	—
Restructuring charges	(8,101)	—	8,101	—	8,101	—
Building rent	(64,656)	—	—	—	—	(64,656)
Equipment rent	(8,887)	—	—	—	—	(8,887)
Restructuring charges - rent	(1,905)	—	1,905	—	1,905	—
Depreciation and amortization	(29,820)	—	—	—	—	(29,820)
Interest, net	(58,819)	—	—	—	—	(58,819)

Income from continuing operations before income taxes	11,749	474	10,006	—	10,480	22,229
Provision for income taxes	2,234	187	3,937	2,731	6,855	9,089

	9,515	$287	$6,069	$(2,731)	$3,625	13,140

Noncontrolling interests	(10,483)					(10,483)

Income (loss) attributable to Kindred	$(968)					$2,657

Diluted earnings (loss) per common share	$(0.01)					$0.03
Diluted shares used in computing earnings (loss) per common share	87,085					87,744

	Three months ended March 31, 2016
		Charges
							Gentiva
		Business					transaction		Before
	As	interruption	Litigation	Impairment	Research and	Restructuring	and		charges
	reported	settlements	contingency	charges	development	charges	integration	Total	(“core”) (a)
Income from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$66,941	$(1,138)	$—	$—	$—	$—	$—	$(1,138)	$65,803
Hospice	24,866	—	—	—	—	—	—	—	24,866

	91,807	(1,138)	—	—	—	—	—	(1,138)	90,669

Hospital division	136,416	—	—	—	—	—	—	—	136,416

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	48,119	—	—	—	—	—	—	—	48,119
RehabCare	8,820	—	—	—	—	—	—	—	8,820

	56,939	—	—	—	—	—	—	—	56,939

Support center expenses	(72,022)	—	—	—	863	—	—	863	(71,159)
Litigation contingency expense	(1,910)	—	1,025	—	—	—	—	1,025	(885)
Impairment charges	(7,788)	—	—	7,788	—	—	—	7,788	—
Restructuring charges	(1,701)	—	—	—	—	1,701	—	1,701	—
Transaction costs	(1,685)	—	—	—	—	—	1,603	1,603	(82)
Building rent	(65,985)	—	—	—	—	—	—	—	(65,985)
Equipment rent	(10,158)	—	—	—	—	—	—	—	(10,158)
Restructuring charges - rent	(251)	—	—	—	—	251	—	251	—
Depreciation and amortization	(33,554)	—	—	—	—	—	—	—	(33,554)
Interest, net	(57,253)	—	—	—	—	—	—	—	(57,253)

Income from continuing operations before income taxes	32,855	(1,138)	1,025	7,788	863	1,952	1,603	12,093	44,948
Provision for income taxes	11,462	(401)	362	2,747	304	689	565	4,266	15,728

	21,393	$(737)	$663	$5,041	$559	$1,263	$1,038	$7,827	29,220

Noncontrolling interests	(7,851)								(7,851)

Income attributable to Kindred	$13,542								$21,369

Diluted earnings per common share	$0.15								$0.24
Diluted shares used in computing earnings per common share	87,249								87,249

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 15 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Result to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30, 2017
		Charges
						Deferred
		Business	RehabCare			tax		Before
	As	interruption	collection	Impairment	Restructuring	valuation		charges
	reported	settlements	litigation	charges	charges	allowance	Total	(“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income (loss):
Kindred at Home:
Home health	$76,592	$(795)	$—	$—	$—	$—	$(795)	$75,797
Hospice	32,784	—	—	—	—	—	—	32,784

	109,376	(795)	—	—	—	—	(795)	108,581

Hospital division	91,580	(1,008)	—	—	—	—	(1,008)	90,572

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	53,422	—	—	—	—	—	—	53,422
RehabCare	(14,305)	—	25,304	—	—	—	25,304	10,999

	39,117	—	25,304	—	—	—	25,304	64,421

Support center expenses	(62,572)	—	—	—	—	—	—	(62,572)
Impairment charges	(135,829)	—	—	135,829	—	—	135,829	—
Restructuring charges	(3,116)	—	—	—	3,116	—	3,116	—
Building rent	(64,861)	—	—	—	—	—	—	(64,861)
Equipment rent	(8,861)	—	—	—	—	—	—	(8,861)
Restructuring charges - rent	(1,934)	—	—	—	1,934	—	1,934	—
Depreciation and amortization	(25,651)	—	—	—	—	—	—	(25,651)
Interest, net	(58,573)	—	—	—	—	—	—	(58,573)

Income (loss) from continuing operations before income taxes	(121,324)	(1,803)	25,304	135,829	5,050	—	164,380	43,056
Provision (benefit) for income taxes	(16,116)	(709)	9,957	53,449	1,987	(35,555)	29,129	13,013

	(105,208)	(1,094)	15,347	82,380	3,063	35,555	135,251	30,043
Noncontrolling interests	(10,791)	—	(320)	—	—	—	(320)	(11,111)

Income (loss) attributable to Kindred	$(115,999)	$(1,094)	$15,027	$82,380	$3,063	$35,555	$134,931	$18,932

Diluted earnings (loss) per common share	$(1.33)							$0.21
Diluted shares used in computing earnings (loss) per common share	87,506							88,165

	Three months ended June 30, 2016
		Charges
								Gentiva
		Business						transaction		Before
	As	interruption	Litigation	Impairment	Research and	Debt	Restructuring	and		charges
	reported	settlements	contingency	charges	development	amendment	charges	integration	Total	(“core”) (a)
Income from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$76,030	$(171)	$—	$—	$—	$—	$—	$—	$(171)	$75,859
Hospice	31,329	—	—	—	—	—	—	—	—	31,329

	107,359	(171)	—	—	—	—	—	—	(171)	107,188

Hospital division	127,510	—	—	—	—	—	—	—	—	127,510

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	50,729	—	—	—	—	—	—	—	—	50,729
RehabCare	10,254	—	—	—	—	—	—	—	—	10,254

	60,983	—	—	—	—	—	—	—	—	60,983

Support center expenses	(68,444)	—	—	—	3,076	1,103	—	—	4,179	(64,265)
Litigation contingency expense	(930)	—	750	—	—	—	—	—	750	(180)
Impairment charges	(6,131)	—	—	6,131	—	—	—	—	6,131	—
Restructuring charges	(336)	—	—	—	—	—	336	—	336	—
Transaction costs	(1,846)	—	—	—	—	—	—	1,674	1,674	(172)
Building rent	(67,025)	—	—	—	—	—	—	—	—	(67,025)
Equipment rent	(11,211)	—	—	—	—	—	—	—	—	(11,211)
Restructuring charges - rent	(462)	—	—	—	—	—	462	—	462	—
Depreciation and amortization	(33,198)	—	—	—	—	—	—	—	—	(33,198)
Interest, net	(57,567)	—	—	—	—	—	—	—	—	(57,567)

Income from continuing operations before income taxes	48,702	(171)	750	6,131	3,076	1,103	798	1,674	13,361	62,063
Provision for income taxes	19,014	(129)	(1,511)	(2,962)	2,324	833	2,064	1,265	1,884	20,898

	29,688	(42)	2,261	9,093	752	270	(1,266)	409	11,477	41,165
Noncontrolling interests	(8,847)	—	—	(1,016)	—	—	—	—	(1,016)	(9,863)

Income attributable to Kindred	$20,841	$(42)	$2,261	$8,077	$752	$270	$(1,266)	$409	$10,461	$31,302

Diluted earnings per common share	$0.23									$0.35
Diluted shares used in computing earnings per common share	87,500									87,500

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 15 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Result to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended December 31, 2016
		Charges
						Gentiva	Deferred
		Business				transaction	tax		Before
	As	interruption	Impairment	Research and	Restructuring	and	valuation		charges
	reported	settlements	charges	development	charges	integration	allowance	Total	(“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$61,487	$(302)	$—	$—	$—	$—	$—	$(302)	$61,185
Hospice	28,805	(1,137)	—	—	—	—	—	(1,137)	27,668

	90,292	(1,439)	—	—	—	—	—	(1,439)	88,853

Hospital division	93,778	(630)	—	—	—	—	—	(630)	93,148
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,728	—	—	—	—	—	—	—	49,728
RehabCare	3,421	—	—	—	—	—	—	—	3,421

	53,149	—	—	—	—	—	—	—	53,149

Support center expenses	(58,627)	—	—	4,293	—	—	—	4,293	(54,334)
Impairment charges	(3,534)	—	3,534	—	—	—	—	3,534	—
Restructuring charges	(9,884)	—	—	—	9,884	—	—	9,884	—
Transaction costs	(2,166)	—	—	—	—	1,779	—	1,779	(387)
Building rent	(64,350)	—	—	—	—	—	—	—	(64,350)
Equipment rent	(8,649)	—	—	—	—	—	—	—	(8,649)
Restructuring charges -rent	(2,029)	—	—	—	2,029	—	—	2,029	—
Depreciation and amortization	(32,072)	—	—	—	—	—	—	—	(32,072)
Interest, net	(58,625)	—	—	—	—	—	—	—	(58,625)

Income (loss) from continuing operations before income taxes	(2,717)	(2,069)	3,534	4,293	11,913	1,779	—	19,450	16,733
Provision for income taxes	156	(2,574)	4,396	5,341	14,819	1,810	(22,002)	1,790	1,946

	(2,873)	$505	$(862)	$(1,048)	$(2,906)	$(31)	$22,002	$17,660	14,787

Noncontrolling interests	(8,575)								(8,575)

Income (loss) attributable to Kindred	$(11,448)								$6,212

Diluted earnings (loss) per common share	$(0.13)								$0.07
Diluted shares used in computing earnings (loss) per common share	86,904								87,641

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 15 for a discussion regarding the revised definitions. For comparability, core results for 2016 were revised to conform to the current year presentation.

Kindred Healthcare Reports Third Quarter 2017 Results

November 6, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Reconciliation of net cash flows provided by operating activities to core operating cash flows and core free cash flows:
Net cash flows provided by operating activities	$8,481	$36,367	$8,512	$41,235
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by operating activities:
Transaction, severance, research and development, and retention	27,102	7,025	36,319	17,958
Business interruption settlements	—	—	(3,796)	(1,309)
Lease termination fees - restructuring	1,898	—	5,931	3,500
Capitalized lender fees related to debt amendment	—	42	5,403	7,375
Other debt refinancing costs (expensed)	—	291	—	917
Litigation	3,307	3,074	12,593	132,643

	32,307	10,432	56,450	161,084

Net cash flows provided by operating activities excluding certain items before income tax benefit of certain payments	40,788	46,799	64,962	202,319
Benefit of reduced income tax payments resulting from certain payments (a)	(10,978)	(17,295)	(14,574)	(45,519)

Net cash flows provided by operating activities excluding certain items (core operating cash flows)	29,810	29,504	50,388	156,800

Less routine capital expenditures	(16,463)	(21,873)	(45,800)	(68,703)
Less distributions to noncontrolling interests	(10,071)	(4,694)	(48,372)	(35,240)

Free cash flows excluding certain items (core free cash flows)	$3,276	$2,937	($43,784)	$52,857

(a)	The Company has estimated that it will not pay federal and state income taxes (where state unitary or consolidated tax returns are allowed) in 2017 due to anticipated loss associated with the sale of the Company’s skilled nursing facility business. In 2016, the Company did not pay these taxes as a result of a consolidated taxable loss. These cash savings in both years are recognized in GAAP cash flows and offer additional sources of cash when evaluating the Company’s cash flow generating capability before certain payments. Combining the Company’s October 2017 insurance restructuring activities with the completion of the sale of the skilled nursing facility business, the Company anticipates it will have approximately $550 million to $600 million of net operating losses that should offset approximately 90% of core book tax estimates until exhausted.